Exhibit 99.1

Cyberkinetics and Minnetronix Finalize Design and Manufacturing Agreement for the Andara™ OFS Device to Treat Acute Spinal Cord Injuries
FOXBOROUGH, Mass.—(BUSINESS WIRE)—June 1, 2006—Cyberkinetics Neurotechnology Systems, Inc. (OTCBB: CYKN; “Company;” “Cyberkinetics”), a neurotechnology company focused on developing neurostimulation and neural sensing products, announced today that it has finalized an agreement with Minnetronix, Inc. (Minnetronix), a private Minnesota-based device manufacturer, to provide engineering and manufacturing services to support Cyberkinetics’ Humanitarian Device Exemption (HDE) marketing application for the Andara™ Oscillating Field Stimulator (OFS) Device.
“This agreement with Minnetronix is a critical step that moves us closer to commercialization of the Andara™ OFS Device,” said Timothy R. Surgenor, President and Chief Executive Officer of Cyberkinetics. “The agreement also provides the Company with the ability to generate a CE Mark, which will enable us to market the Andara™ OFS Device internationally. Minnetronix’ experience in design development, pilot manufacturing and transfer to commercial manufacturing will enhance the quality of the Andara™ OFS Device and, ultimately, our chances of successfully marketing the product.”
Cyberkinetics’ Andara™ OFS Device was developed by the Center for Paralysis Research at Purdue University and is designed to improve or restore tactile sensation and movement in those with quadriplegia and tetraplegia caused by recent spinal cord injuries by promoting nerve fiber regeneration. The Andara™ OFS Device has been shown in published randomized controlled preclinical studies to restore sensation and motor function. Results of a ten-patient clinical study were published in the January 2005 issue of the Journal of NeuroSurgery, Spine.
About Minnetronix, Inc.
Minnetronix, Inc., an award-winning engineering, design and manufacturing firm, specializes in developing software and electronics-based medical devices and in turnkey contract manufacturing of finished electronics-based medical devices, including cardiovascular systems, diagnostic instruments, implantable devices, monitoring equipment, and therapeutic devices. Additional information about Minnetronix is available at www.minnetronix.com.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the NeuroPort™ System, a cleared-to-market neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity; the Andara™ Oscillating Field Stimulator (OFS) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord; and the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.

CONTACT:	Cyberkinetics Neurotechnology Systems, Inc.:
Elizabeth A. Razee, 508-549-9981, Ext. 109
Manager, Corporate Communications
or
Minnetronix, Inc.:
Dirk Smith, 651-917-4060, Ext. 225
Vice President, Business Development

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.